Exhibit 10.5

PERSONAL GUARANTY

This Personal Guaranty (the “Personal Guaranty”) is made by David G. Watumull, an individual with an address at c/o Cardax, Inc. 2800 Woodlawn Drive, Suite 129, Honolulu, HI 96822 (the “Guarantor”), favor of Harbor Gates Capital, LLC, a Wyoming limited liability company (the “Payee”), and in connection with that certain Securities Purchase Agreement between Cardax, Inc., a Delaware corporation (the “Payor”), and the Payee, dated January _, 2020 (the “SPA”). Pursuant to the SPA, the Payor sold and issued a Convertible Promissory Note in the original aggregate principal amount of $262,500 (the “Note”) in favor of the Payee.

1. Obligation. In order to induce the Payee to enter into the SPA and to purchase the Note, the Guarantor, who currently serves as the President and Chief Executive Officer and as a Director and is a significant stockholder of the Payor, hereby irrevocably and unconditionally guarantees to the Payee, its successors and assigns, and to every subsequent holder of the Note, regardless of the genuineness, validity, regularity or enforceability thereof, or of the obligation evidenced thereby, and regardless of any other circumstance, except as noted in this Personal Guaranty, that all obligations of the Payor pursuant to the Note shall be promptly fulfilled and said sums as may be due paid in full, in accordance with the provisions of the Note, whether at maturity, by acceleration or otherwise, and, in the event of any extension of time of payment or renewal in whole or part, and all obligations pursuant to the Note shall be timely fulfilled and all sums which may be due shall be promptly paid when due according to such extension or extensions or renewal. For avoidance of doubt, the Guarantor hereby acknowledges his understanding that the Payee would not have entered into the SPA and would not have purchased the Note without the Guarantor having provided this Personal Guaranty. The Guarantor hereby further acknowledges that, through his above-referenced relationships with the Payor, the Guarantor has received good and valuable and sufficient consideration for him to provide this Personal Guaranty to the Payee and, in accordance therewith, has executed and delivered this Personal Guaranty to the Payee.

The Guarantor hereby acknowledges and agrees that the validity of this Personal Guaranty and the Guarantor’s obligations hereunder shall in no way be terminated, modified, affected, impaired or diminished by reason of any (i) any failure by the Payee to insist in any one or more instances upon strict performance or observance by the Payor of any of the terms, provisions or conditions of the Note, (ii) any assertion or non-assertion by the Payee against the Payor of any of the rights or remedies reserved to the Payee in the Note, (iii) any forbearance by the Payee from exercising any of its rights or remedies as aforesaid, (iv) any bankruptcy, insolvency, receivership, reorganization, liquidation or other similar proceeding relating to the Payor, (vi) any amendment, modification, extension, renewal, termination, compromise or waiver under or in respect of the Note, or (vii) any transfer, assignment or negotiation of the Note or this Personal Guaranty.

The Guarantor hereby acknowledges and agrees that (i) the obligations of the Guarantor pursuant to this Personal Guaranty may be enforceable by the Payee in its sole and absolute discretion, independent of any enforcement of the Note, (ii) legal action by the Payee against the Payor shall not be a prerequisite to the enforcement of this Personal Guaranty, and (iii) the Payee may allow the Payor to be in default, may extend time for payment or other performance by the Payor, or otherwise waive, extend or excuse performance by the Payor without releasing the Guarantor, except as noted in this Personal Guaranty. Except for any required demand in respect of payment hereunder, the Guarantor hereby waives any and all notice, demand, presentment, protest and other such privilege or formality, and all notice in respect of the creation, renewal, extension or accrual of any the Obligations (as defined in the Security Agreement by and between the Payee and the Payor. The Guarantor represents and warrants to the Payee that this Personal Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms; the Guarantor has full capacity and power to execute and deliver this Personal Guaranty; and the execution and delivery by the Guarantor of this Personal Guaranty and the performance by the Guarantor of his obligations hereunder do not violate or conflict with any agreement, instrument, note, judgment, order or decree binding on the Guarantor or under any law, rule or regulation applicable to the Guarantor, which violation or conflict would have a material and adverse effect on the Guarantor’s ability to perform his obligations under this Personal Guaranty.

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NOTWITHSTANDING ANY PROVISION OF THIS PERSONAL GUARANTY TO THE CONTRARY, this Personal Guaranty is absolute, unconditional, continuing, and irrevocable and constitutes an independent guaranty of payment and not of collectability, and, except as specifically set forth hereinbelow, is in no way conditioned on or contingent upon any attempt by Payor or its successors or assigns (in whole or in part) to enforce in whole or in part any or all of the Obligations by the Payee against the Payor or any Subsidiary, or the bankruptcy or insolvency of any or all of the Payee or any Subsidiary, the admission by any or all of such entities of their respective inability to pay their respective debts as they mature, or the making by any or all of such entities of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors. The Payee specifically agrees to refrain from enforcement of this Personal Guaranty against the Guarantor until after (A) all of the Collateral (as that term is defined in the Security Agreement) has been “timely and voluntarily tendered” by the Payor to the Payee. For purposes hereof, “timely and voluntarily tendered” shall mean that, within five calendar days of its demand therefor, Payee has received (i) unfettered control over, and access to, all of the Collateral and it has been delivered to a location specified by Payee and (ii) on or before such date of delivery and control and access, Payor’s then-current wholesale and retail price lists of each item of Collateral and (B) the later to occur: (i) the date on which ninety percent (90%) of the Collateral (calculated by wholesale value) has been sold by Payee (whether at retail or wholesale or otherwise) or (ii) one hundred eighty (180) calendar days has elapsed following the date of timely and voluntary tender of the Collateral. As such later date, the Guarantor’s obligations hereunder shall be the amounts then owing under the Note to the Payee, with dollar-for-dollar credit against such amounts as received by Payee from its sales of the Collateral, less all costs associated therewith (e.g., costs of maintaining, warehousing, and selling the Collateral and expenses related thereto).

2. Consent. The Guarantor hereby consents that at any time without notice to him, payment of any sums pursuant to the Note may be extended, or the Note may be renewed in whole or in part, or any party to the Note may be released, and that any of the acts mentioned in the Note may be done, without affecting the continuing and absolute liability of the Guarantor.

3. Expenses. In addition to the amount guaranteed hereunder, the Guarantor agrees to pay or otherwise reimburse to Payee all legal fees, costs and expenses incurred by Payee in any manner in connection with this Personal Guaranty, including, but not limited to, any administration, negotiations, disputes, litigation or collection of this Personal Guaranty, whether or not any legal action has been commenced, within thirty (30) days after the demand of the Payee, pursuant to the terms and conditions of this Personal Guaranty and agrees to pay interest upon any such amounts at the rate of twelve percent (12%) from the date paid or incurred by Payee until such expenses are actually paid by the Payor. The Guarantor shall further pay any and all fees and expenses of any legal counsel selected by the Payee to represent it with respect to this Personal Guaranty, or the Note. The obligation set forth in this Section 3 of this Personal Guaranty shall be binding upon Guarantor regardless of whether or not an action has been commenced or is ever commenced.

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4. Waiver. The Guarantor hereby waives presentment, demand for payment by the maker or anyone else, protest, and notice of non-payment, dishonor, or protest of the Note, and all other notices and demands.

5. Irrevocable Personal Guaranty. The commitments of Guarantor under this Personal Guaranty shall, except as noted in this Personal Guaranty, be unconditional and irrevocable, irrespective of any defenses, set-offs, claims or counterclaims, whether legal or equitable, available to the Payor, or to it or any other person or entity affiliated with it or against the enforcement of this Personal Guaranty, including but not limited to, any such defenses, set-offs, equities, claims, counterclaims, or others legal or equitable, claims, including, but not limited to, the statute of limitations, which may arise out of the Note, the obligation of the Payor to make all payments due pursuant to the Note, as the case may be, or in the ordinary course of dealings between Payor and Payee and any representatives or affiliates thereof, and any such defenses, set-offs, equities, counterclaims or other, legal or equitable remedies, available to Guarantor, or any entity affiliated with Payor, whether known or unknown, arising out of this Personal Guaranty or the administration of this Personal Guaranty are hereby forever waived, released and discharged.

6. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by certified mail, postage prepaid, return receipt requested addressed as follows:

To the Payee:	Harbor Gates Capital, LLC
Caribe Plaza Office Building 6th Floor
Palmeras St. #53
San Juan, PR 00901

To the Guarantor:	David G. Watumull
c/o Cardax, Inc.
2800 Woodlawn Drive, Suite 129
Honolulu, HI 96822

or in each case to such other address as shall have last been furnished by like notice. If all of the methods of notice set forth in this Section 6 of this Personal Guaranty are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be.

7. Governing Law. This Personal Guaranty shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. The parties hereby consent to and irrevocably and exclusively submit to personal jurisdiction over each of them by the courts of New York City, New York in any action or proceeding, irrevocably waive trial by jury and personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Section 7 of this Personal Guaranty, as if personal service were made upon Guarantor.

8. Termination; Amendments. This Personal Guaranty may not be terminated, modified or amended, or any of the provisions of this Personal Guaranty waived, except by written agreement of the Payee and the Guarantor.

[Signature Page to Follow.]

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IN WITNESS WHEREOF, the Guarantor has executed and delivered this Personal Guaranty on the date herein indicated.

Date: January _, 2020

DAVID G. WATUMULL

ACCEPTED AND AGREED:

HARBOR GATES CAPITAL, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO PERSONAL GUARANTY]

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